Exhibit 5.1









                                                                December 2, 2004




ANADIGICS, Inc.
141 Mt. Bethel Road
Warren, New Jersey 07059

                     Re: Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel to ANADIGICS, Inc., a Delaware corporation (the "Company") in connection with the Registration Statement on Form S-3 (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to the resale by the holders thereof of up to $38,000,000 aggregate principal amount of the 5.00% Convertible Senior Notes due 2009 of the Company (the "Notes"), and up to 7,600,000 shares, subject to adjustment, of the Company's common stock, par value $0.01 per share (the "Common Stock"), which may be issued upon conversion of the Notes. The Notes were issued pursuant to the Indenture, dated as of September 24, 2004 (the "Indenture"), between the Company and U.S. Bank Trust National Association, as trustee (the "Trustee").

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates and instruments as we deemed necessary and appropriate to enable us to render the opinion expressed below.

     In our examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures, (b) the conformity to the originals of all documents submitted to us as copies and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.


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     We advise you that, in our opinion:

     1. The Indenture has been duly authorized, executed and delivered by the Company and, assuming that the Indenture has been duly authorized, executed and delivered by the Trustee, constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except (a) as the enforceability thereof may be limited by fraudulent conveyance, bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, (b) as the enforceability thereof may be subject to the application of general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), (c) as the enforceability of any indemnification or contribution provisions may be limited by federal or state securities laws or contrary to or inconsistent with public policy and (d) as the enforceability of provisions imposing liquidated damages, penalties or an increase in interest rate upon the occurrence of certain events may be limited in certain circumstances;

     2. The Notes have been duly authorized, executed and delivered by the Company and constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except (a) as the enforceability thereof may be limited by fraudulent conveyance, bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, (b) as the enforceability thereof may be subject to the application of general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (c) as the enforceability of provisions imposing liquidated damages, penalties or an increase in interest rate upon the occurrence of certain events may be limited in certain circumstances; and

     3. The Notes are convertible into the Common Stock in accordance with the terms of the Indenture; the shares of Common Stock initially issuable upon conversion of the Notes have been duly authorized and validly reserved for issuance upon such conversion of the Notes, and such shares, when issued and delivered upon such conversion in the manner provided for in the Indenture, will be validly issued, fully paid and nonassessable.

     We are members of the bar of the State of New York and do not purport to be experts in or to express any opinion concerning the laws of any jurisdiction other than the law of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement and the prospectus forming a part thereof. Our consent to such reference does not constitute a consent under
Section 7 of the Securities Act of


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1933, as amended (the "Act"), as in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 of the Act or under the rules and regulations of the Commission thereunder.

                                Very truly yours,

                                /s/ Cahill Gordon & Reindel LLP